UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2002

Best Buy Co., Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-9595

41-0907483

(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive

Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 947-2000

N/A

(Former name or former address, if changed since last report.)

ITEM 5.           OTHER EVENTS.

On February 25, 2002, Best Buy Co., Inc. issued the attached press release in order to communicate that its chairman and chief executive officer, Richard M. Schulze has elected to turn over to Bradbury H. Anderson his responsibilities as chief executive officer, effective on June 30, 2002.  The company concurrently announced the promotion of Allen U. Lenzmeier to president and chief operating officer of Best Buy Co., Inc. and the promotion of Michael P. Keskey to president of Best Buy Stores, effective March 3, 2002.  Previously Allen U. Lenzmeier served as president of Best Buy Stores and Michael P. Keskey served as executive vice president of retail sales at Best Buy Stores.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(c)                            Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

99.1

Press release issued by registrant on February 25, 2002. Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks.  Accordingly, no information in any of these internet addresses is included herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: February 27, 2002	By:	/s/ Darren R. Jackson
	Name:	Darren R. Jackson
	Title:	Senior Vice President — Finance, Treasurer and Chief Financial Officer